Exhibit 23.2 - Consent of William G. Timmins, professional geologist


Statement Of Qualifications and Consent to use

I, William G. Timmins, of the City of Vancouver, in the Province of British Columbia, do hereby certify that:

     1. I am a consulting geologist, with offices at 1016 - 475 Granville Street, Vancouver, B. C.
     2. I have been practicing my profession for the past 39 years, having been engaged in the evaluation, exploration and development of mineral properties throughout Canada, the United States, Latin and South America, Australia and New Zealand.
     3. I am a graduate of the Provincial Institute of Mining, Haileybury Ontario (1956) and attended Michigan Technological University 1962 - 1965, Geology, and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969.
     4. I have read the definition of "qualified person" set out in National Instrument 43-101 ("NI 43-101")and certify that by reason of my education, affiliation with a professional association (as defined by NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.
     5. This report is based on published and private reports, maps and data provided by Razor Resources Corp. and in the public domain, and a visit to the property during the 1999 and 2000 field season. The author has reviewed relevant data prepared by reputable qualified persons and is responsible for his own geological analysis, conclusions and recommended exploration program.
     6. The author is not aware of any material fact or material change with respect to the subject matter of the technical report which is not reflected in the technical report, the omission to disclose which makes the technical report misleading.
     7. I have no interest, nor do I expect to receive any interest in the properties or securities of Razor Resources Corp. and am independent of the issuer according to the tests in section 1.5 of NI 43-101.
     8. I have no prior involvement with this property and have read Instrument and Form 43 - 101 F1, and this technical report has been prepared in compliance with this Instrument and Form 43 - 101 F1.
     9. Razor Resources Corp. is hereby granted permission to use this report for all purposes normal to the corporate business of the company.


     January 15, 2005               ______________________

                                      W.G. Timmins P.Eng.